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United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    January 9, 2003

IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

California	0-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9333 Oso Avenue, Chatsworth, California 91311
(Address of principal executive offices, including zip code)

(818) 407-9100
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

        On January 9, 2003, Image Entertainment, Inc. held a telephonic conference call and simultaneous Web cast beginning at 4:30 PM Eastern time to discuss its recently signed international DVD sublicense agreement with Bertelsmann Music Information Services, GmbH.

        On the call, Image's President and CEO Martin W. Greenwald stated that consolidated net revenues to be reported for Image's third quarter ended December 31, 2002 will exceed $30 million. Financial results for this period will be reported by February 14, 2003. Additionally, management discussed the recently signed agreement appointing London-based NBD Television Ltd. as its exclusive agent for worldwide broadcast television sales for both Image's current catalogue of broadcast programming and new broadcast acquisitions.

        A recording of the call is available until January 16, 2003. To access the recording, dial (800) 428-6051 and enter the reservation number of 281179. International participants please dial (973) 709-2089 and use the same reservation number. A Web cast of the call is available until February 14, 2003 at www.image-entertainment.com and through CCBN at www.companyboardroom.com.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC. Registrant
Dated: January 10, 2003	By:	/s/ JEFF M. FRAMER
		Name:	Jeff M. Framer
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
None

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FORM 8-K
Item 9. Regulation FD Disclosure.
SIGNATURE
EXHIBIT INDEX